UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 17, 2013, Audatex North America, Inc. (“Audatex”), an indirect, wholly-owned subsidiary of Solera Holdings, Inc. (“Solera” or the “Company”), issued a conditional notice of redemption to holders of its 6.75% Senior Notes due 2018 (the “2018 Notes”), issued pursuant to an indenture, dated as of June 14, 2011 (as amended and supplemented, the “Indenture”), by and among the Company, the guarantors named therein and U.S. Bank, National Association, as trustee, that, subject to the satisfaction or waiver of the condition specified below, all of the outstanding $850.0 million of 2018 Notes will be redeemed by Audatex on or about November 18, 2013 (the “Redemption Date”). The redemption price for the 2018 Notes will be equal to the 100% of the principal amount of the 2018 Notes, plus the Applicable Premium as of the Redemption Date, plus accrued and unpaid interest to the Redemption Date. The Applicable Premium is defined in the Indenture as the greater of (x) 1.0% of the then outstanding principal amount of the 2018 Notes; or (y) the excess of: (1) the present value at the Redemption Date of the sum of the redemption price of the 2018 Notes at June 15, 2014, which is 103.375% of the principal amount of the 2018 Notes, plus all required interest payments due on the 2018 Notes through June 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of the Redemption Date, plus 50 basis points; over (2) the principal amount of the 2018 Notes. The notice of redemption is conditioned upon the completion of one or more financing transactions generating net proceeds of at least $800 million.

A copy of the press release announcing the conditional notice of redemption of the 2018 Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Private Offering of Notes

On October 17, 2013, Solera issued a press release announcing that its indirect wholly-owned subsidiary, Audatex, plans to issue $850 million aggregate principal amount of senior notes (the “Notes”) across two tranches in a private offering. The Notes will consist of additional 6.000% senior notes due 2021 to be issued as additional notes under the indenture governing the Issuer’s outstanding 6.000% Senior Notes due 2021 that were issued on July 2, 2013, and a new issue of senior notes due 2023. The Notes will be guaranteed by Solera and all of Solera’s domestic subsidiaries (other than Audatex and certain immaterial domestic subsidiaries).

Audatex intends to use the proceeds from the offering, together with existing cash on hand, to redeem all of the outstanding $850 million aggregate principal amount of Audatex’s 6.75% senior notes due 2018.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. Neither the Notes nor the related guarantees have been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K shall not constitute a notice of redemption or an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the press release announcing the private offering of the Notes is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Stock Repurchase Program

On October 17, 2013, Solera issued a press release announcing that its Board of Directors approved a stock repurchase program. A copy of the press release announcing the stock repurchase program is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Solera Holdings, Inc. on October 17, 2013 announcing the conditional notice of redemption of the 2018 Notes.

99.2	Press release issued by Solera Holdings, Inc. on October 17, 2013 announcing private offering of notes.

99.3	Press release issued by Solera Holdings, Inc. on October 17, 2013 announcing stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ Jason M. Brady
Date: October 17, 2013	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Solera Holdings, Inc. on October 17, 2013 announcing the conditional notice of redemption of the 2018 Notes.

99.2	Press release issued by Solera Holdings, Inc. on October 17, 2013 announcing private offering of notes.

99.3	Press release issued by Solera Holdings, Inc. on October 17, 2013 announcing stock repurchase program.